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                                  EXHIBIT 21.1

                         SYKES ENTERPRISES, INCORPORATED
                              LIST OF SUBSIDIARIES

As of December 31, 2004, the Registrant directly or indirectly owned the following subsidiaries. Certain subsidiaries, which in the aggregate do not constitute significant subsidiaries, may be omitted.

Sykes (Bermuda) Holdings Limited                                                Bermuda
Sykes Offshore Holdings Limited                                                 Bermuda
248 Pall Mall (London) Inc.                                                     Canada
Clinidata Incorporated                                                          Canada
Sykes Canada Corporation (f/k/a Oracle Service Networks Corporation)            Canada
Sykes Latin America, S.A.                                                       Costa Rica
Sykes Central America Ltda                                                      El Salvador
Sykes El Salvador, Ltda                                                         El Salvador
Sykes Finland Oyin                                                              Finland
Sykes France S.A. (f/k/a McQueen France S.A.)                                   France
Sykes Enterprises Esslingen GmbH & Co. KG                                       Germany
Sykes Enterprises Bochum GmbH & Co. KG                                          Germany
Sykes Enterprises GmbH                                                          Germany
Sykes Enterprises Hamburg Hannover GmbH & Co. KG                                Germany
Sykes Enterprises Management GmbH                                               Germany
Sykes Enterprises Support Services B.V. & Co. KG                                Germany
Sykes Enterprises Verwaltungs und Beteiligungsgellschaft GmbH                   Germany
Sykes Enterprises Verwaltungs und Management GmbH                               Germany
Sykes Enterprises Wilhelmshaven GmbH & Co. KG                                   Germany
Sykes Verwaltungesellschaft GmbH                                                Germany
Sykes Central Europe Kft                                                        Hungary
Sykes Enterprises (India) Pvt Ltd                                               India
Sykes Enterprises Italy S.r.L                                                   Italy
SEI International Services S.a.r.l.                                             Luxembourg
Sykes India Holdings Corporation                                                Mauritius
Sykes (Shanghai) Co. Ltd                                                        The Peoples Republic of China
Link Network Limited                                                            Scotland
McQueen Europe Limited                                                          Scotland
McQueen International Limited                                                   Scotland
Sykes Global Services Limited (f/k/a Sykes Europe Limited)                      Scotland
Sykes Slovakia Sro                                                              Slovakia
Sykes Enterprises Incorporated, S.L.                                            Spain
Sykes Datasvar Support AB                                                       Sweden
McQueen International B.V.                                                      The Netherlands
Sykes Enterprises Incorporated BV                                               The Netherlands
Sykes Enterprises Incorporated Holdings B.V.                                    The Netherlands
Sykes International Holdings BV                                                 The Netherlands
Sykes Netherlands B.V.                                                          The Netherlands
Sykes Asia Inc.                                                                 The Philippines
Financial Services Worldwide, LLC                                               United States
McQueen International Incorporated                                              United States
Sykes E-Commerce, Incorporated                                                  United States
Sykes Enterprises - South Africa, Inc.                                          United States
Sykes Global Holdings, LLC                                                      United States
Sykes LP Holdings, LLC                                                          United States
Sykes Realty, Inc.                                                              United States
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